Exhibit 99.1

CONEXUS WORLD GLOBAL, LLC
AND AFFILIATE -
LOUISVILLE, KENTUCKY

CONSOLIDATED FINANCIAL
STATEMENTS

YEARS ENDED

DECEMBER 31, 2014 AND 2013

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE

Independent Auditor's Report

To the Members

ConeXus World Global, LLC and Affiliate

Louisville, Kentucky

We have audited the accompanying consolidated financial statements of ConeXus World Global, LLC and Affiliate (the Company), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the consolidated statements of income, comprehensive income, members' deficit, and cash flows for the year ended December 31, 2014, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ConeXus World Global, LLC and Affiliate as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

New Albany, Indiana

September 22, 2015

MONROE SHINE & CO., INC. • CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2014 AND 2013

	2014	2013

ASSETS
Current Assets
Cash	$52,652	$91,486
Accounts receivable	928,016	195,463
Inventory	7,863	7,417
Prepaid expenses and other current assets	19,019	31,600
Total Current Assets	1,007,550	325,966

Furniture and Equipment
Furniture and equipment	13,605	12,754
Less accumulated depreciation	4,590	1,974
Net Furniture and Equipment	9,015	10,780

	$1,016,565	$336,746

LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities
Accounts payable	$789,797	$194,558
Accrued expenses	65,319	111,820
Deferred revenue	366,229	71,378
Short-term notes payable	881,544	496,580
Total Current Liabilities	2,102,889	874,336

Members' Deficit
ConeXus World Global, LLC members' deficit	(883,448)	(363,344)
Members' deficit attributable to noncontrolling interests	(202,876)	(174,246)
Total Members' Deficit	(1,086,324)	(537,590)

	$1,016,565	$336,746

See notes to consolidated financial statements.

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2014

Net sales	$3,432,820

Cost of sales	2,618,574

Gross Profit	814,246

Operating Expenses
Sales and marketing expenses	393,176
General and administrative expenses	933,627
Depreciation expense	2,708
1,329,511

Operating Loss	(515,265)

Other Expense
Interest expense	(66,736)
(66,736)

Net Loss	(582,001)

Less net loss attributable to noncontrolling interests	(61,897)

Net Loss Attributable to ConeXus World Global, LLC	$(520,104)

See notes to consolidated financial statements.

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2014

Net Loss	$(582,001)

Other Comprehensive Income

Equity adjustment from foreign currency translation	33,267

Comprehensive Loss	(548,734)

Less comprehensive loss attributable to noncontrolling interests	(28,630)

Comprehensive Loss Attributable to ConeXus World Global, LLC	$(520,104)

See notes to consolidated financial statements.

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' DEFICIT
YEAR ENDED DECEMBER 31, 2014

	Members' Deficit	Noncontrolling Interest	Total

Balances at January 1, 2014	$(363,344)	$(174,246)	$(537,590)

Net loss	(520,104)	(61,897)	(582,001)

Other comprehensive income	-	33,267	33,267

Balances at December 31, 2014	$(883,448)	$(202,876)	$(1,086,324)

See notes to consolidated financial statements.

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2014

Operating Activities
Net loss	$(582,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,708
(Increase) decrease in current assets:
Accounts receivable	(732,553)
Inventory	(446)
Prepaid expenses and other current assets	12,581
Increase (decrease) in current liabilities:
Accounts payable	595,239
Accrued expenses	(46,501)
Deferred revenue	294,851
Net Cash Used In Operating Activities	(456,122)

Investing Activities
Purchase of equipment	(944)
Net Cash Used In Investing Activities	(944)

Financing Activities
Proceeds from issuance of short-term notes payable	738,317
Repayment of short-term notes payable	(353,352)
Net Cash Provided By Financing Activities	384,965

Effect of exchange rate changes on cash	33,267

Net Decrease in Cash	(38,834)

Cash at beginning of year	91,486

Cash at End of Year	$52,652

Supplemental Disclosure of Cash Flow Information:

Cash payments for:
Interest	$75,439

See notes to consolidated financial statements.

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of ConeXus World Global, LLC ("Company"), a Kentucky limited liability company, and ConeXus World EMEA BVBA ("BVBA"), a variable interest entity ("VIE") owned by a noncontrolling member of the Company and organized in Belgium (See Note 2). Intercompany balances and transactions have been eliminated.

Nature of Operations

The Company and BVBA provide digital marketing solutions including technology integration project management, design and maintenance services to customers throughout the United States and certain international markets.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Concentrations of Credit Risk

The Company grants credit to customers located throughout the world. The Company maintains its cash at financial institutions. At times the bank deposit balances may be in excess of federally insured limits.

Foreign Currency Translation Adjustments

The financial position and results of operations of the Company's foreign affiliate, BVBA, are measured using the foreign affiliate's local currency (the Euro) as the functional currency. Revenues and expenses of the affiliate have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded as a separate component of members' equity, unless there is a sale or complete liquidation of the underlying foreign investments. An analysis of the changes in the cumulative foreign currency translation adjustments for 2014 follows:

Balance at January 1, 2014	$(17,816)
Gain on foreign currency translations	33,267

Balance at December 31, 2014	$15,451

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2014 AND 2013

(1 - continued)

Revenue Recognition

The Company recognizes revenue on service contracts ratably over the applicable contract period or as services are performed. Amounts billed and collected before the services are performed are included in deferred revenue.

The Company recognizes revenue from project implementation contracts upon completion of the project or as work progresses, depending on the nature of the contract and the contractual arrangements with the customer. Net billings in excess of costs on uncompleted contracts are recorded as deferred revenue until the revenue recognition criteria are met. Shipping charges billed to customers are included in sales and the related shipping costs are included in cost of sales.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. In evaluating the collectability of accounts receivable management reviews all past due receivable balances, and based on an assessment of current creditworthiness, estimates the portion, if any, of the receivable balance that will not be collected. Estimated uncollectible receivable balances are charged off against earnings.

Inventory

Inventory consists of equipment that has not been charged to specific contracts at the balance sheet date and is valued at the lower of cost (first-in, first-out) or market (net realizable value).

Furniture and Equipment

The Company uses the straight line method of computing depreciation at rates adequate to amortize the cost of the applicable assets over their useful lives.

Items capitalized as part of furniture and equipment are valued at cost. Maintenance and repairs are expensed as incurred. The asset cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the related accounts and any gain or loss is included in operations.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising costs totaled $21,227 for the year ended December 31, 2014.

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2014 AND 2013

(1 - continued)

Income Taxes

The Company has elected to be treated as a partnership for federal and state income tax purposes. Under existing provisions of the Internal Revenue Code, a partnership is not a taxpaying entity for federal or state income tax purposes. Accordingly, no income tax expense has been recorded in the financial statements. All income or losses will be reported on the members' income tax returns.

The Company has implemented the accounting guidance for uncertainty in income taxes under the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, Income Taxes. Under that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by tax authorities. As of December 31, 2014, the Company has no uncertain tax positions that qualify for either recognition or disclosures in the financial statements. The Company files federal and Indiana income tax returns. Returns filed in these jurisdictions for tax years ended on or after December 31, 2011 are subject to examination by the relevant taxing authorities.

(2)	CONSOLIDATED VARIABLE INTEREST ENTITY

The Company holds a variable interest in BVBA, a related party VIE, for which the Company is the primary beneficiary. The Company's variable interest in BVBA primarily relates to its funding of BVBA's operating losses and the fact that a significant portion of BVBA's operations are directed by the Company. As the primary beneficiary of the VIE, the VIE's assets, liabilities, and results of operations are included in the Company's consolidated financial statements. The following table summarizes the carrying amounts of BVBA's assets and liabilities included in the consolidated balance sheets at December 31, 2014 and 2013. BVBA reported a net loss of $58,278 for the year ended December 31, 2014.

	2014	2013

Cash	$-	$11,939
Accounts receivable	28,350	3,759
Equipment, net of accumulated depreciation	2,008	2,729
Prepaid expenses and other current assets	9,529	14,216
Total assets	$39,887	$32,643

Accounts payable	$129,601	$55,978
Net intercompany payable	108,642	140,944
Total liabilities	238,243	196,922

Members' deficit	(214,708)	(156,430)
Equity adjustment from foreign currency translations	16,352	(7,849)
Total members' deficit	(198,356)	(164,279)
Total liabilities and members' deficit	$39,887	$32,643

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2014 AND 2013

(3)	NOTES PAYABLE

During the years ended December 31, 2014 and 2013 the Company borrowed working capital from Strategic Communications, LLC ("Strategic") and RFK Communications, LLC ("RFK"), entities controlled by the controlling member or his spouse. These borrowings are unsecured notes payable and bear an interest rate of 5%. Interest on the outstanding principal balance is paid on a monthly basis. The balance due to Strategic is payable on demand and the principal balance due on the RFK note is due on demand beginning January 1, 2015. The note payable to Strategic had a balance of $170,000 and $50,000 at December 31, 2014 and 2013, respectively. The note payable to RFK had a balance of $511,544 and $196,580 at December 31, 2014 and 2013, respectively.

On January 30, 2013, the Company entered into a $250,000 convertible loan agreement ("Convertible Note") with an unrelated individual. The Convertible Note is secured by the general business assets of the Company and bears interest at 20%. On or after January 1, 2014, the note holder had the ability to cancel a portion of the unpaid principal balance in exchange for a proportional percentage unit interest in the Company. The outstanding unpaid principal balance of the Convertible Note was $200,000 and $250,000 at December 31, 2014 and 2013, respectively. The option to convert the note into units of the Company was not exercised.

Subsequent to December 31, 2014, the Company fully repaid the note payable to Strategic and the Convertible Note.

(4)	RELATED PARTY TRANSACTIONS

As described in Note 3, the Company had notes payable outstanding to related parties of $681,544 and $246,580 at December 31, 2014 and 2013, respectively. In addition, the Company had accounts payable for materials purchased from Strategic of $79,210 and $57,873 at December 31, 2014 and 2013, respectively. Purchases from Strategic totaled $277,662 for the year ended December 31, 2014.

(5)	OPERATING LEASES

The Company and BVBA rent office space under operating lease agreements. On November 1, 2012, the Company entered into an operating lease for office space with a term of three years with lease payments of $3,220 per month. The term of the lease was set to expire on October 31, 2015. However, the Company cancelled the lease in March 2015 after paying an early termination fee of three months' rent. All other operating leases outstanding at December 31, 2014 were for terms of 12 months or less.

Total rent expense under operating leases for the year ended December 31, 2014 was $83,259.

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2014 AND 2013

(6)	CONTINGENT LIABILITY

The Company is a defendant in a lawsuit, filed by a former supplier of customer relationship management software alleging breach of contract, which seeks damages totaling $28,000. The Company proposed a settlement in the amount of $20,000, based on the advice of the Company's legal counsel. Consequently, $20,000 was charged to operations in the accompanying 2014 financial statements. However, if the settlement offer is not accepted by the plaintiff and the case goes to trial, the amount of the ultimate loss to the Company, if any, may equal the entire amount of damages of $28,000 sought by the plaintiff.

(7)	MAJOR CUSTOMERS

For 2014, the Company's three largest customers accounted for approximately 62% of net sales, and outstanding receivables from these major customers totaled $688,814 and $117,394 at December 31, 2014 and 2013, respectively.

(8)	SUBSEQUENT EVENTS

The Company has evaluated whether any subsequent events that require recognition or disclosure in the accompanying financial statements and related notes thereto have taken place through September 22, 2015, the date these financial statements were available to be issued.

On August 11, 2015, the Company entered into an Agreement and Plan of Merger ("Agreement") with Creative Realities, Inc. ("Creative") for the Company to become a wholly-owned subsidiary of Creative for stock consideration through the issuance of a combination of an aggregate of 20,000,000 shares of Creative's common stock and 2,250,000 shares of Creative's preferred stock. The Agreement contains customary representations, warranties, and indemnities, and consummation of the proposed merger is subject to a number of closing conditions. Subject to the satisfaction or waiver of such closing conditions, the merger is expected to be consummated in the latter part of September 2015.

On January 2, 2015, the Company entered into a subscription agreement for the purchase of a 5% interest in the Company by an unrelated individual. The agreement included options for the purchase of up to an additional 5% interest in the Company assuming certain performance goals were met by the Company for 2015 and 2016. On June 30, 2015, the Company entered into another subscription agreement with the same individual for the purchase of an additional 5% interest in the Company.

During 2015, the Company entered into operating lease agreements for various office and warehouse space at locations in California, Texas, New York and Kentucky. The leases have terms ranging from one to six years.

CONEXUS WORLD GLOBAL, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2014 AND 2013

(9)	GOING CONCERN MATTERS

The Company has experienced recurring operating losses and negative cash flows from operating activities. In addition, the Company reported a total members' deficit and current liabilities in excess of current assets of approximately $1.1 million at December 31, 2014. These factors create an uncertainty about the Company's ability to continue as a going concern. However, management believes that all cash needs will be met throughout 2015. The Company has operated on a break-even basis and all obligations have been met for the eight months ended August 31, 2015. Management has been able to improve operating results in 2015 primarily by increasing sales and improving the gross profit margin. The controlling member also has the intent and ability to continue to fund the cash needs of the Company throughout the remainder of 2015, and the anticipated closing of the transaction disclosed in Note 8 would provide additional funding sources through a prospective parent company. As a result, the consolidated financial statements have been prepared on a going concern basis and do not include any adjustments that might be necessary if the Company is unable to continue operations.